Exhibit 14.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to this registration statement on Form N-14 (Registration No. 333-23817) of International Series, Inc. of our report dated January 15, 1997, included in the Federated International Equity Fund Annual Report dated November 30, 1996, and to all references to our firm included in Post-Effective Amendment No. 1 to this registration statement.

/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Pittsburgh, Pennsylvania,
June 4, 1997